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                                                                   EXHIBIT 10.31


The omitted portions indicated by brackets have been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2, promulgated under the Securities Exchange Act of 1934, as amended.

                               AMENDMENT NO. 1 TO
                       FUMED METAL OXIDE SUPPLY AGREEMENT
                           (Pilot Plant Fumed Alumina)



         This agreement is made and executed as of December 12, 2001 by and between Cabot Corporation, a Delaware corporation ("Cabot"), and Cabot Microelectronics Corporation, a Delaware corporation ("CMC"), and supplements and amends the Fumed Metal Oxide Supply Agreement executed on January 20, 2000 (as amended hereby, the "Agreement") between Cabot and CMC. Capitalized terms used herein without definition and defined in the Agreement shall have the same meanings as defined in the Agreement. Except as explicitly amended hereby, nothing herein shall amend or modify the Agreement.

                                    RECITALS

         WHEREAS, CMC and Cabot are simultaneously herewith entering into a Fumed Alumina Supply Agreement (the "Unit C Agreement") as to the supply by Cabot to CMC of fumed alumina produced at Cabot's newly constructed commercial production unit at its facilities in Tuscola, Illinois; and

         WHEREAS, CMC and Cabot wish to amend the Agreement as to Fumed Alumina produced from the Tuscola Pilot Plant and purchased by CMC under the Agreement;

         NOW THEREFORE, the Parties do hereby agree as follows:

1. Section 2.3(c) of the Agreement is hereby amended to read in its entirety as follows:

                  "(c) The maximum supply obligations set forth in Section 2.3(a) and (b) are referred herein to the "Maximum Volumes". If CMC shall request volumes of Fumed Silica in excess of the Maximum Volumes described above, Cabot shall use commercially reasonable efforts to supply such volumes ("Excess Volumes"); provided that Cabot shall not be obligated to breach its contractual obligations with other customers or to take any actions which it deems detrimental to its business, in order to supply CMC with Excess Volumes. If CMC shall order volumes of Fumed Alumina from the Tuscola Pilot Plant in excess of the Maximum Volumes described above, Cabot shall use commercially reasonable efforts to supply such volumes ("Excess FA Volumes") from the Tuscola Pilot Plant and Cabot shall first offer CMC all Fumed Alumina produced from the Tuscola Pilot Plant consistent with such Excess FA Volumes; provided that Cabot shall not be obligated to breach its contractual obligations with other



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         customers to the extent Cabot has made such arrangements consistent with the Fumed Alumina Forecasts described in Section 2.2."

2. Section 2.3 of the Agreement is hereby amended to add a new Section 2.3(d) to read in its entirety as follows:

                  "(d) Nothwithstanding anything to the contrary, Cabot's maximum supply obligation as to Fumed Alumina set forth in Section 2.3(a) and Cabot's obligations as to Excess FA Volumes set forth in
         Section 2.3(c) are each subject to Cabot's obligations under the Unit C Agreement to supply Substitute Fumed Alumina (as defined therein) - that is, Cabot shall not be in breach of its obligations under Sections 2.1(a), 2.3(a) and 2.3(c) to the extent and amount it is obligated to supply Fumed Alumina from the Tuscola Pilot Plant as Substitute Fumed Alumina under the Unit C Agreement."

3. Section 2.4 of the Agreement is hereby amended to designate the current sole paragraph as Section 2.4(a) and to add the following at the end as a new
Section 2.4(b):

                  "(b) CMC shall be obligated to purchase from Cabot during each fourth calendar quarter commencing July 1 during each year of the Term, at least [ ]% of the average of the quantities of Fumed Alumina purchased under this Agreement by CMC for each of the prior 3 calendar quarters."

4. Section 3.1(c) of the Agreement is hereby amended to read in its entirety as follows:

                  "(c) Fumed Alumina Price. The price for Fumed Alumina from the Tuscola Pilot Plant purchased under this Agreement through September 30, 2001 shall be equal to [ ] per pound. The price for Fumed Alumina from the Tuscola Pilot Plant purchased under this Agreement after September 30, 2001, and not provided by Cabot under the Unit C Agreement as Substitute Fumed Alumina (as defined in the Unit C Agreement), shall be determined as follows:

                  (i) for the first [ ] pounds of Fumed Alumina so purchased during each of the 12 months ended September 30, 2002, September 30, 2003 and September 30, 2004, respectively, the price shall be equal to [ ] per pound; and for all amounts over [ ] pounds of Fumed Alumina so purchased during such 12 month periods, the price shall equal [ ] per pound; and

                  (ii)for the first [ ] pounds of Fumed Alumina so purchased during the 9 months ended June 30, 2005, the price shall be equal to [ ] per pound; and for all amounts over [ ] pounds of Fumed Alumina so purchased during such 9 month period, the price shall equal [ ] per pound;

                  It is acknowledged that Fumed Alumina (A) purchased hereunder by CMC that does not meet the warranty set forth in Section 5.1 (unless waived by CMC) and is returned to Cabot in saleable condition or (B) supplied hereunder without charge to CMC


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         as a product replacement under Section 5.2, shall not be counted in determining the amount of pounds purchased under the foregoing clauses
         (i) and (ii).

4. Except as amended hereby the Agreement is ratified and confirmed in all respects.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as a sealed instrument and delivered by their respective duly authorized representatives as of the date first set forth above.

CABOT CORPORATION


By
  ---------------------------------
         Duly Authorized
Name:
Title:

CABOT MICROELECTRONICS CORPORATION


By
  ---------------------------------
         Duly Authorized
Name:
Title:




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